Exhibit 23.1

                          Independent Auditors' Consent


The Board of Directors
Total System Services, Inc.:


We consent to the incorporation by reference in the Registration Statement
(No. 2-92497) on Form S-8 of Total System Services, Inc. of our report dated April 11, 2003, relating to the statements of financial condition of the Total System Services, Inc. Employee Stock Purchase Plan as of December 31, 2002 and 2001, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 11-K of the Total System Services, Inc. Employee Stock Purchase Plan, included as Exhibit 99.1 to the December 31, 2002 annual report on Form 10-K/A Amendment No. 1 of Total System Services, Inc.


                                           /s/KPMG LLP




Atlanta, Georgia
April 21, 2003

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                          Independent Auditors' Consent


The Board of Directors
Total System Services, Inc.:


We consent to the incorporation by reference in the Registration Statement
(No. 33-17376) on Form S-8 of Total System Services, Inc. of our report dated April 11, 2003, relating to the statements of financial condition of the Total System Services, Inc. Director Stock Purchase Plan as of December 31, 2002 and 2001, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 11-K of the Total System Services, Inc. Director Stock Purchase Plan, included as Exhibit 99.2 to the December 31, 2002 annual report on Form 10-K/A Amendment No. 1 of Total System Services, Inc.


                                           /s/KPMG LLP


Atlanta, Georgia
April 21, 2003